UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2016

Trimedyne, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	36-3094439
(State of Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

5 Holland, #223, Irvine CA 92618
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (949) 951-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03. Material Modification to Rights of Security Holders.

The Board of Directors of Trimedyne, Inc., a Nevada corporation (the “Company”), has approved a reverse stock split of the Company’s preferred and common stock, each par value $0.01 per share at a ratio of 1-for-150 (the “Reverse Stock Split”).

The Reverse Stock Split will become effective pursuant a Certificate of Change (the “Certificate”) filed by the Company with the Secretary of State of the State of Nevada on October 27, 2016 pursuant to Nevada Revised Statutes (“NRS”) Section 78.209. Under Nevada law, because the Reverse Stock Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207, no stockholder approval is required. A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Effects of the Reverse Stock Split

Effective Date. FINRA (the Financial Industry Regulatory Authority) has not yet declared an effective date for the Reverse Stock Split in the marketplace. However, upon the effective date, the shares of Common Stock will begin trading on a split-adjusted basis.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) one hundred fifty (150). No fractional shares will be issued. Cash will be paid for any fractional shares at a price of $4.125 per post-split share.

Certificates. Stockholders who are holding their shares in electronic form do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their accounts. Stockholders holding paper certificates may (but are not required to) send their certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Capitalization. The Company is currently authorized to issue 30,000,000 shares of common stock, and 1,000,000 shares of preferred stock. As a result of the Reverse Stock Split, the Company will be authorized to issue 200,000 shares of common stock and 6,666 shares of preferred stock.

As of record date for the Reverse Stock Split on October 17, 2016, there were 18,497,569 shares of common stock outstanding and no shares of preferred stock outstanding. As a result of the Reverse Stock Split, there will be approximately 122,974 shares of common stock outstanding and 321 shareholders of record. The Reverse Stock Split will not have any effect on the stated par value of the common stock or the preferred stock.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged except for minor adjustments that will result from canceling fractional shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by one hundred fifty (150) and multiplying the exercise or conversion price thereof by one hundred fifty (150), as a result of the Reverse Stock Split.

2

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

3.1	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, as filed by Trimedyne, Inc. with the Secretary of State of the State of Nevada on October 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Trimedyne, Inc.

Date: October 28, 2016	By	/s/ Marvin P. Loeb
Marvin P. Loeb
Chief Executive Officer and Principal Financial Officer

3